CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the Prospectus dated July 28, 2010 of Invesco Technology Sector Fund, a series of AIM Sector Funds (Invesco Sector Funds) (the “Registrant”) which is incorporated by reference into the Proxy Statement/Prospectus or Joint Proxy Statement/Prospectus included in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170826) of AIM Sector Funds (Invesco Sector Funds).
We also consent to the incorporation by reference in the Statement of Additional Information included in the Amendment of our report dated May 26, 2010, relating to the financial statements and financial highlights of the Morgan Stanley Technology Fund for the year ended March 31, 2010. We also consent to the incorporation by reference of such foregoing report dated May 26, 2010 in the Statement of Additional Information dated December 22, 2010 of the Registrant, which in turn is incorporated by reference into the Statement of Additional Information included in the Amendment.
We also consent to the reference in the Statement of Additional Information included in the Amendment of our report dated October 27, 2009, relating to the financial statements and financial highlights of the Morgan Stanley Mid-Cap Value Fund for the year ended August 31, 2009, which reference appears in the audited financial statements dated August 31, 2010 of Invesco Mid-Cap Value Fund that are incorporated by reference in the Statement of Additional Information included in the Amendment. We also consent to the reference to such foregoing report dated October 27, 2009 in the Statement of Additional Information dated December 22, 2010 of the Registrant, which in turn is incorporated by reference into the Statement of Additional Information included in the Amendment.
/s/ Deloitte & Touche LLP
New York, New York
December 29, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us as “the auditor to the predecessor fund” under the caption “Financial Highlights” in the Prospectus dated October 29, 2010 of the Invesco Van Kampen American Value Fund, which is incorporated by reference into the Proxy Statement/Prospectus included in this Post-Effective Amendment No.1 to the Registration Statement on Form N-14 (File No. 333-170826) (the “Registration Statement”) of the AIM Sector Funds (Invesco Sector Funds) (the “Registrant”).
We also consent to the incorporation by reference in this Registration Statement on N-14 of our report dated August 21, 2009, relating to the statement of changes in net assets and financial highlights of the Van Kampen American Value Fund for the year ended June 30, 2009. Such report is referenced in the audited financial statements dated June 30, 2010 of the Invesco Van Kampen American Value Fund, which is incorporated by reference in the statement of additional information included in the Registration Statement and in the Statement of Additional Information dated December 22, 2010 of the Registratnt, which in turn is incorporated by reference into the statement of additional information included in the Registration Statement.
We also consent to the reference to us as the “predecessor fund’s auditor” under the caption “Other Service Providers” in the Statement of Additional Information dated December 22, 2010 of the Registrant which is incorporated by reference into the statement of additional information included in the Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
December 29, 2010